UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2014

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 23, 2014, the Board of Directors (the “Board”) of MetLife, Inc. (the “Company”) determined that two amendments (the “Charter Amendments”) to the Company’s Certificate of Incorporation (the “Charter”) are advisable, and that it will recommend each for stockholder approval at the 2015 annual stockholders’ meeting.

•	The Charter currently requires the affirmative vote of three-quarters of the then outstanding stock of the Company entitled to vote generally in the election of Directors (such stock, the “Outstanding Stock”) to amend certain portions of the Charter (including those dealing with stockholder rights plans, the board of directors, management of the corporation, liability of directors, stockholder actions by written consent, and amendment of the Charter). One Charter Amendment would change this voting standard to a majority of the Outstanding Stock.

•	The Charter currently allows the Company’s stockholders to amend the Company’s By-Laws by an affirmative vote of three-quarters of the Outstanding Stock. The other Charter Amendment would change this voting standard to a majority of the Outstanding Stock.

In accordance with the current terms of the Charter, each Charter Amendment requires the affirmative vote of three-quarters of the Outstanding Stock to become effective.

The Company’s current By-Laws allow the Company’s stockholders to amend the Company’s By-Laws by an affirmative vote of three-quarters of the Outstanding Stock. On December 23, 2014, the Board approved amended and restated Company By-Laws that would change this voting standard to a majority of Outstanding Stock, contingent and effective upon the filing of a certificate of amendment of the Company’s Charter with the Secretary of State of Delaware that similarly changes the By-Laws amendment voting standard recited in the Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: December 29, 2014

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